Exhibit 99.1

Contact:

Big 5 Sporting Goods Corporation

Barry Emerson

Sr. Vice President and Chief Financial Officer

(310) 536-0611

ICR, Inc.

John Mills

Partner

(310) 954-1105

Investor Contacts:

Georgeson Inc.

William P. Fiske

Senior Managing Director

(201) 222-4250

Georgeson Inc.

Rajeev Kumar

Senior Managing Director

(201) 222-4226

BIG 5 SPORTING GOODS CORPORATION PROVIDES ADDITIONAL

INFORMATION REGARDING STOCKHOLDER NOMINATIONS FOR BOARD

OF DIRECTORS

No Stockholder Action Required at this Time

EL SEGUNDO, Calif., March 26, 2015 - Big 5 Sporting Goods Corporation (NASDAQ: BGFV) (the “Company” or “Big 5”), a leading sporting goods retailer, provided additional information about nominations by stockholders of candidates for election to the Company’s Board of Directors at its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). In addition to the three candidates for election previously announced by Stadium Capital Management, LLC, Engaged Capital, LLC also has nominated four other director candidates for election to the Company’s Board of Directors at the Annual Meeting. Three of the Company’s seven director positions will be up for election at the Annual Meeting.

The Company issued the following statement:

Big 5 values the views of all stockholders and welcomes constructive input toward our shared goal of maximizing the long-term value of the Company. Our Board of Directors and management team remain focused on continued execution of our proven business model, which has enabled us to consistently deliver solid profitability and return value to stockholders in the forms of dividends and share repurchases. Over our 60-year history, our business model has been to provide our customers with the optimal mix of value, selection, service and convenience, and this has enabled us to both successfully navigate economic and competitive headwinds and capitalize on product trends that are inherent to our business. We believe our efforts to refine our product offering to meet the demands of today’s consumer, combined with diligent expense management and our controlled store growth strategy, have our Company well positioned to drive meaningful value for our stockholders.

The Company’s Board of Directors will present its recommendations with respect to the election of directors in its definitive proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) and mailed to all stockholders eligible to vote at the Annual Meeting.

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, operating 439 stores under the “Big 5 Sporting Goods” name as of the fiscal year ended December 28, 2014. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, winter and summer recreation and roller sports.

Important Additional Information

Big 5 intends to file a proxy statement with the SEC in connection with the solicitation of proxies for Big 5’s Annual Meeting (the “Proxy Statement”). Big 5, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of Big 5’s directors and executive officers and their respective interests in Big 5, by security holdings or otherwise, is set forth in Big 5’s proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on April 25, 2014. To the extent holdings of such participants in Big 5’s securities have changed since the amounts described in the 2014 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Big 5’s Board of Directors for election at the Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF BIG 5 ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING BIG 5’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Proxy Statement and other documents filed by Big 5, without charge, from the SEC’s website, http://www.sec.gov. Big 5’s stockholders will also be able to obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request to Georgeson Inc. by telephone to (888) 565-5190 or by email to Big5@Georgeson.com, or from the investor relations section of Big 5’s website, http://www.big5sportinggoods.com/store/company/InvestorRelations.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, continued or worsening weakness in the consumer spending environment and the U.S. financial and credit markets, fluctuations in consumer holiday spending patterns, breach of data security or other unauthorized disclosure of sensitive personal or confidential information, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, changes in the current market for (or regulation of) firearm-related products, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, lower than expected profitability of Big 5’s e-commerce platform or cannibalization of sales from Big 5’s existing store base which could occur as a result of operating the e-commerce platform, litigation risks, disruption in product flow, changes in interest rates, credit availability, higher expense associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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